Exhibit 4.6

Execution Copy

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 8, 2004

among

INSIGHT HEALTH SERVICES CORP.

as Issuer,

INSIGHT HEALTH SERVICES HOLDINGS CORP. and

THE SUBSIDIARIES LISTED IN THE PREAMBLE

as Guarantors,

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee,

to

INDENTURE

Dated as of October 30, 2001

This THIRD SUPPLEMENTAL INDENTURE, dated as of March 8, 2004 (the “Third Supplemental Indenture”), is entered into by and among InSight Health Services Corp., a Delaware corporation (the “Company”), InSight Health Services Holdings Corp., a Delaware corporation (the “Parent”), InSight Health Corp., a Delaware corporation, Signal Medical Services, Inc., a Delaware corporation, Open MRI, Inc., a Delaware corporation, Maxum Health Corp., a Delaware corporation, Radiosurgery Centers, Inc., a Delaware corporation, Maxum Health Services Corp., a Delaware corporation, MRI Associates, L.P., an Indiana limited partnership, Maxum Health Services of North Texas, Inc., a Texas corporation, Maxum Health Services of Dallas, Inc., a Texas corporation, NDDC, Inc., a Texas corporation, Diagnostic Solutions Corp., a Delaware corporation, Orange County Regional PET Center-Irvine, LLC, a California limited liability corporation, Valencia MRI, LLC, a California limited liability corporation, San Fernando Valley Regional PET Center, LLC, a California limited liability corporation and Wilkes-Barre Imaging, LLC, a Pennsylvania limited liability corporation (collectively, the “Subsidiary Guarantors” and together with the Parent, the “Guarantors”), and U.S. Bank Trust National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture, dated as of October 30, 2001, as amended and supplemented by a First Supplemental Indenture dated February 25, 2002 and a Second Supplemental Indenture dated April 2, 2003 (as amended and supplemented, the “Existing Indenture”), pursuant to which the Company initially issued $225,000,000 aggregate principal amount of the Notes (such term and all other capitalized terms used herein and not otherwise defined herein having the meanings in the Existing Indenture); and

WHEREAS, in accordance with Section 2.02 of the Existing Indenture and subject to Article Four, the Trustee may at any time and from time to time, upon receipt of an Authentication Order, authenticate for original issue Notes in the aggregate principal amount specified in such Authentication Order up to the aggregate principal amount of $325,000,000, provided that certain conditions set forth in Section 2.02 of the Existing Indenture are satisfied; and

WHEREAS, in accordance with Section 9.01 of the Existing Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Existing Indenture without the consent of the Holders to, among others, provide for the issuance of Additional Notes in accordance with the limitations set forth in the Existing Indenture and make certain changes that do not adversely affect the interests of the Holders in any material respect; and

WHEREAS, the Board of Directors of the Company has, as evidenced by a Board Resolution, authorized the amendment of the Existing Indenture pursuant to this Third Supplemental Indenture to clarify certain definitions in the Existing Indenture in connection with the issuance of $25,000,000 aggregate principal amount of additional Notes on the date of this Third Supplemental Indenture (the “Second Closing Date”); and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement to the Indenture according to its terms have been done and the Existing

Indenture, as amended and supplemented by the Third Supplemental Indenture, is hereinafter referred to as the Indenture.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, and of other valuable consideration the sufficiency of which is hereby acknowledged, each of the Company and the Guarantors, jointly and severally, covenant and agree with the Trustee, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Amendment to Definitions.  Each of the following defined terms in Section 1.01 of the Existing Indenture is amended and restated as follows:

“Notes” means any of the 9-7/8% Senior Subordinated Notes due 2011 of the Company that are authenticated and delivered under the Indenture.  For all purposes of the Indenture, the term “Notes” shall include the Notes initially issued on the Closing Date, the Notes initially issued on the Second Closing Date, any other Additional Notes authenticated and delivered under the Indenture and any Exchange Notes to be issued and exchanged for any Notes pursuant to a Registration Rights Agreement and the Indenture.  For purposes of the Indenture, all Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under the Indenture.

“Registration Rights Agreement” means (i) with respect to the Notes initially issued on the Closing Date, the Registration Rights Agreement, dated as of the Closing Date, by and among the Company, the Guarantors party thereto and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and (ii) with respect to the Notes issued on the Second Closing Date, the Registration Rights Agreement, dated as of March 8, 2004, by and among the Company, the Guarantors party thereto and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Trustee” means U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company, N.A.), until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

ARTICLE II

CLOSING DOCUMENTS

Section 2.1.  Documents to Be Given to Trustee.  Pursuant to the provisions of Sections 2.02, 9.01 and 13.05 of the Indenture, the Company will deliver to the Trustee concurrently with the execution and delivery of this Third Supplemental Indenture (i) an Authentication Order dated as of March 8, 2004, satisfying the provisions of Section 2.02 of the Indenture, (ii) a Board Resolution satisfying the provisions of Section 9.01 and (iii) an Opinion of Counsel and an Officers’ Certificate, each dated as of March 8, 2004, satisfying the provisions of Sections 13.04 and 13.05 of the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1.  Trustee’s Acceptance.  The Trustee accepts the provisions of this Third Supplemental Indenture upon the terms and conditions set forth in the Existing Indenture; provided, however, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein.

Section 3.2.  Indenture to Remain in Full Force and Effect.  Except as hereby expressly provided in this Third Supplemental Indenture, the Existing Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture, is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

Section 3.3.  Guarantees.  Each Guarantor hereby agrees, ratifies and reaffirms that its Guarantee pursuant to Section 11.1 of the Indenture shall remain in full force and effect with respect to the Notes (including the Notes issued on the Closing Date, the Notes issued on the Second Closing Date, any other Notes issued in accordance with the Indenture and any Exchange Notes issued in exchange therefor).

Section 3.4.  Notices.  Section 13.02(a) of the Existing Indenture is amended and restated as follows:

(a)           “Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

InSight Health Services Corp.

26250 Enterprise Court

Suite 100

Lake Forest, CA  92630

Facsimile:  949-462-3703

Attention:  General Counsel

with copies to:

J.W. Childs Associates, L.P.

111 Huntington Avenue, Suite 2900

Boston, MA  02199

Facsimile:  617-753-1101

Attention: Edward D. Yun

and to:

Halifax Capital Partners, L.P.

1133 Connecticut Avenue N.W.

Suite 700

Washington, D.C.  20036

Facsimile:   202-296-7133

Attention:   David W. Dupree

and to:

Kaye Scholer LLP

245 Park Avenue

New York, NY 10022

Facsimile:  212-836-8689

Attention:  Stephen C. Koval, Esq.

If to the Trustee:

U.S. Bank Trust National Association

100 Wall Street, Suite 1600

New York, NY 10005

Attention: Corporate Trust Department

Section 3.5.  Rights, Etc. of Trustee.  All recitals in this Third Supplemental Indenture are made by the Company and the Guarantors and not by the Trustee.  All of the provisions contained in the Existing Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.6.  Successors and Assigns.  All covenants and agreements in this Third Supplemental Indenture made by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 3.7.  Conflict with Trust Indenture Act.  If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 3.8.  Governing Law.  The laws of the State of New York shall govern this Third Supplemental Indenture.  The Trustee, the Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Third Supplemental Indenture.

Section 3.9.  Titles, Headings, Etc.  The Article and Section headings of this Third Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 3.10.  Separability Clause.  In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.11.  Execution in Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date and year first above written.

INSIGHT HEALTH SERVICES CORP.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

INSIGHT HEALTH SERVICES HOLDINGS CORP.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

INSIGHT HEALTH CORP.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

SIGNAL MEDICAL SERVICES, INC.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

OPEN MRI, INC.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

MAXUM HEALTH CORP.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

RADIOSURGERY CENTERS, INC.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

MAXUM HEALTH SERVICES CORP.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

MRI ASSOCIATES, L.P.

By: InSight Health Corp., its General Partner

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

MAXUM HEALTH SERVICES OF NORTH TEXAS, INC.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

MAXUM HEALTH SERVICES OF DALLAS, INC.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

NDDC, INC.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

DIAGNOSTIC SOLUTIONS CORP.

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

ORANGE COUNTY REGIONAL PET CENTER-IRVINE, LLC

By: InSight Health Corp., its sole member

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

VALENCIA MRI, LLC

By: InSight Health Corp., its sole member

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

SAN FERNANDO VALLEY REGIONAL PET CENTER, LLC

By: InSight Health Corp., its sole member

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

WILKES-BARRE IMAGING, LLC

By: InSight Health Corp., its sole member

By:	/s/ Brian G. Drazba
Name: Brian G. Drazba
	Title:	Executive Vice President and Chief
Financial Officer

This foregoing Third Supplemental Indenture is hereby confirmed and accepted by the Trustee as of the date first written above.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Cheryl L. Clarke
Name: Cheryl L. Clarke
Title: Assistant Vice President